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                                                                   EXHIBIT 3.1.1


                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                           STILWELL FINANCIAL, INC.

     The undersigned, Stilwell Financial, Inc., a Delaware corporation (the "Corporation"), for the purpose of amending and restating the Certificate of Incorporation of the Corporation originally filed January 23, 1998, in accordance with the General Corporation Law of Delaware ("Delaware Corporation Law"), does hereby make and execute this Amended and Restated Certificate of Incorporation and does hereby certify that it was duly adopted in accordance with Sections 242 and 245 of the Delaware Corporation Law.

     FIRST.  The name of the Corporation is Stilwell Financial Inc.

     SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Corporation Law.

     FOURTH. The total number of shares of stock which the Corporation has authority to issue is 1,010,000,000 shares, divided into classes and with par values as follows:

                        Number of Shares                        Par Value
     Class                 in Class                             Per Share
                        ----------------                        ---------
Common Stock             1,000,000,000                           $ .01

Preferred Stock             10,000,000                           $1.00

     A. The powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of Common Stock are as follows:

          1.   Voting Rights.  At all elections of directors of the Corporation
               -------------
and for the purposes of all other matters upon which stockholders are entitled to vote, the holders of the Common Stock shall be entitled to vote on the basis of one vote for each share held.

     B. The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to provide for the issuance from time to time of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the Delaware Corporation Law (a "Certificate of Designation"), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them. The number of shares of any series subsequent to the issuance of shares of that series may be increased or decreased (but not below the number of shares of such series then outstanding) pursuant to a resolution adopted by a majority of the entire Board of Directors (the "Whole Board"), without the vote of the holders of the Common Stock or the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     FIFTH. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than three (3) nor more than eighteen
(18) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed exclusively from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes as nearly equal in number as possible, with the term of office of the first class to expire at the conclusion of the 2001 annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the 2002 annual meeting of stockholders and the term of office of the third class to expire at the conclusion of the 2003 annual meeting of stockholders. At each annual meeting of stockholders, successors to directors of the class whose terms then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. Each director shall hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier resignation or removal. If the number of directors is changed, any increase or decrease shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

     B. Subject to the rights of any holder of any class or series of Preferred Stock then outstanding, any vacancy on the Board of Directors (whether because of death, resignation, retirement, removal, an increase in the number of directors, or any other cause) shall be filled exclusively by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he or she has been elected expires, and until his or her successor is duly elected and shall qualify, or until his or her earlier resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

     C. Subject to the rights of holders of any class or series of Preferred Stock then outstanding, any director, or the Whole Board, may be removed from office by the stockholders only for cause and such removal shall require the affirmative vote of the majority of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"); provided, however, that on and after the Trigger Date
                      --------  -------

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(as hereinafter defined in this Article FIFTH, Section D.2), a director may be removed from office for cause only by the affirmative vote of the holders of at least seventy percent (70%) of the Voting Stock.

     D. For purposes of this Article FIFTH, and Articles SIXTH, SEVENTH, EIGHTH and TWELFTH hereof:

          1. "KCSI" shall mean Kansas City Southern Industries, Inc., a Delaware corporation.

          2. "Trigger Date" shall mean the first date on which any Person becomes an Interested Stockholder (as hereinafter defined in this Article FIFTH, Section D.4).

          3. A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, a limited liability company, a limited liability partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, any other entity or syndicate or any group formed for the purpose of acquiring, holding or disposing of securities.

          4. "Interested Stockholder" shall mean any Person (other than the Corporation, any Holding Company (as hereinafter defined in this Article FIFTH, Section D.9) or Subsidiary (as hereinafter defined in this Article FIFTH, Section D.8) thereof or KCSI (as defined in this Article FIFTH, Section D.1), but KCSI shall be so excluded only until the distribution by KCSI of the shares of Common Stock of the Corporation held by KCSI to KCSI's holders of record of common stock) who or which:

               (a) is the Beneficial Owner (as hereinafter defined in this Article FIFTH, Section D.5), directly or indirectly, of more than twenty percent (20%) of the voting power of the outstanding Voting Stock; or

               (b) is an Affiliate (as hereinafter defined in this Article FIFTH Section D.7) of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of twenty (20%) or more of the voting power of the then-outstanding Voting Stock; or

               (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          A Person shall not be deemed an Interested Stockholder if such Person would become an Interested Stockholder solely as a result of a reduction of the number of shares of Voting Stock of the Corporation outstanding, including repurchases of outstanding shares of Voting Stock of the Corporation by the Corporation, which reduction increases the percentage of outstanding shares of Voting Stock of the Corporation of which such Person is the Beneficial Owner, until such Person shall thereafter become the Beneficial Owner of any additional shares of Voting Stock.

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          5.   A Person shall be a "Beneficial Owner" of, "Beneficially Own,"
"Own Beneficially" and be deemed to have "Beneficial Ownership" of, any Voting Stock, and such Voting Stock shall be deemed to be "Beneficially Owned" by such Person as to any Voting Stock:

               (a) which such Person or any of its Affiliates or Associates (as hereinafter defined in this Article FIFTH, Section D.7) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on April 3, 2000; or

               (b)  which such Person or any of its Affiliates or Associates has
     (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner); or

               (c) which is Beneficially Owned, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on April 3, 2000, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in Subparagraph (b) of this Paragraph 5) or disposing of any shares of Voting Stock; provided,
                                                                   --------
     however, that (1) no director or officer of the Corporation (or any
     -------
     Affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to Own Beneficially any Voting Stock Beneficially Owned by any other such director or officer (or any Affiliate thereof), and (2) neither any employee stock ownership, retirement or similar plan of the Corporation or any Subsidiary of the Corporation nor any trustee with respect thereto (or any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to Own Beneficially any Voting Stock held under any such plan.

          6. For purposes of computing the percentage of Beneficial Ownership of Voting Stock of a Person, the outstanding Voting Stock shall include shares deemed owned by such Person through application of Paragraph 5 of Section D of this Article FIFTH but shall not include any other Voting Stock which may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Voting Stock shall include only Voting Stock then outstanding and shall not include any Voting Stock which may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

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          7.   "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 3, 2000.

          8. "Subsidiary" means any corporation or other entity of which a majority of any class of Equity Security (as that term is defined in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on April 3, 2000) is owned, directly or indirectly, by the Corporation; provided, however, that
                                                      --------  -------
for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of Section D of this Article FIFTH, the term "Subsidiary" shall mean only a corporation or other entity of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

          9. "Holding Company" shall mean any Person that directly or indirectly owns eighty percent (80%) or more of the Corporation's Voting Stock.

     E. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation and shall be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President at the request in writing by the Board of Directors pursuant to a resolution approved by a majority of the Whole Board, upon not less than ten (10) nor more than sixty
(60) days' written notice. Such notice shall state the purpose or purposes of the proposed meeting and the business transacted at any special meeting shall be limited to the purpose or purposes stated in the notice.

     F. Stockholder nominations for the election of directors and business to be brought before a meeting by stockholders of the Corporation shall be given or brought, as the case may be, only in the manner provided in the Bylaws of the Corporation.

     SIXTH. The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board, may adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that on and after the
                                      --------  -------
Trigger Date, the affirmative vote of the holders of at least seventy percent (70%) of the Voting Stock shall be required to adopt, amend or repeal, by stockholder action, any provisions of the Bylaws of the Corporation.

     SEVENTH.

     A. Except as otherwise expressly provided in this Section, the affirmative vote of the holders of at least seventy percent (70%) of the Voting Stock, voting together as a single class, shall be required to approve:

          1. any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation or other entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; or

          2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or

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any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined in this Article SEVENTH, Section C.2) equaling or exceeding twenty-five percent (25%) of the Fair Market Value of the combined assets immediately prior to such transfer of the Corporation and its Subsidiaries; or

          3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof), of any securities of the Corporation or any Subsidiary having an aggregate Fair Market Value equaling or exceeding twenty-five percent (25%) of the Fair Market Value of the combined assets immediately prior to such transfer of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

          4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

          5. any reclassification of securities of the Corporation (including any reverse stock split), recapitalization of the Corporation, merger or consolidation of the Corporation with any of its Subsidiaries or other transaction (whether or not with or into or otherwise involving an Interested Stockholder), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder (a "Disproportionate Transaction"); provided, however,
                                                           --------  -------
that no such transaction shall be deemed a Disproportionate Transaction if the increase in the proportionate ownership of the Interested Stockholder or Affiliate as a result of such transaction is no greater than the increase experienced by the other stockholders generally.

     The term "Business Combination" as used in this Article SEVENTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article SEVENTH.

     B. The provisions of Section A of this Article SEVENTH requiring the affirmative vote of the holders of at least seventy percent (70%) of the Voting Stock, voting together as a single class, shall not be applicable to any particular Business Combination, and such Business Combination shall require only such vote as is required by law or by this Amended and Restated Certificate of Incorporation (other than Article SEVENTH Section A), whichever is greater, if the Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined in this Article SEVENTH, Section C.1).

     C.   For the purposes of this Article SEVENTH:

          1. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and who was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder, and in

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connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

          2. "Fair Market Value" means: (a) in the case of stock, the highest closing sale price of the stock during the 30-day period immediately preceding the date in question of a share of such stock admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, or if such stock is admitted to trading on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or any other system then in use, the Fair Market Value shall be the highest closing sale price reported by NASDAQ or such other system during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

     D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article SEVENTH, on the basis of information known to them after reasonable inquiry, (a) whether a Person is an Interested Stockholder; (b) the number of shares of Voting Stock of which any Person is the Beneficial Owner; (c) whether a Person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or any securities to be issued or transferred by the Corporation or any Subsidiary in any Business Combination have, an aggregate Fair Market Value equaling or exceeding twenty-five percent (25%) of the Fair Market Value of the combined assets immediately prior to such transfer of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article SEVENTH.

     E. Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     EIGHTH. The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article FIFTH, Section D.3 hereof) to (A) make a tender or exchange offer for any Equity Security (as that term is defined in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on April 3, 2000) of the Corporation, (B) merge or consolidate the Corporation with another corporation or other entity or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may in consideration with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation: (i) the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in Article FIFTH, Section D.8 hereof), including the impact on investment companies advised or managed by any of the Corporation's Subsidiaries, (ii) the social and economic effect on the communities in which the Corporation and its Subsidiaries operate or are located, (iii) the ability of the Corporation to fulfill its corporate objectives and (iv) the consideration being offered in relation

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to the then current market price for the Corporation's outstanding shares of capital stock, in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern.

     NINTH.

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director, officer, employee, agent, trustee, committee member or representative of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, committee member or representative of another corporation or other entity, including, without limitation, any Subsidiary (as defined in Article FIFTH, Section D.8 hereof), partnership, joint venture, limited liability company, limited liability partnership, unincorporated organization or similar company, trust or other enterprise, including service with respect to any employee benefit plan (such person an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee, committee member or representative, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by reason of such Indemnitee acting in any such capacity; provided, however, that with respect to Proceedings
                             --------  -------
to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) is conducted as provided in Section C of this Article NINTH or if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to have the Corporation pay the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the Delaware Corporation
                            --------  -------
Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication"), that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee, agent, trustee, committee member or representative and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

     C. If a claim under Section A this Article NINTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or a claim under Section B of this Article NINTH for an Advancement of Expenses is not paid in full by the Corporation within twenty
(20) days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit, including any reasonable attorneys' fees. In any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment). Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the Advancement of Expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors (as defined in Article SEVENTH, Section
C.1 hereof) or otherwise.

     E. The Corporation may maintain insurance, at its own expense, to protect itself and any director, officer, employee, agent, trustee, committee member or representative of the Corporation or another corporation, partnership, joint venture, limited liability company, limited liability partnership, unincorporated organization or similar company, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Amended and Restated Certificate of Incorporation or the Delaware Corporation Law.

     TENTH. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Corporation Law or (iv) for any transaction for which the director derived an improper personal benefit. If the Delaware Corporation Law is hereafter amended after April 3, 2000 to eliminate or limit further the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the furthest extent permitted by the Delaware Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     ELEVENTH. Pursuant to Section 228 of the Delaware Corporation Law, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such stockholders and may not be effected by a consent in writing by such stockholders in lieu of a meeting. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided in this Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation.

     TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the Delaware Corporation Law and all rights conferred on the stockholders are granted subject to this reservation; provided, however, that:
                     --------  -------

     A. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any other provision of law which might permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy percent (70%) of the Voting Stock, voting together as a single class, shall be required to amend, alter, change or repeal Article FIFTH, paragraphs A., B., C., and E., Article ELEVENTH and this Article TWELFTH; and further provided, however, that
------- --------  -------

     B. On and after the Trigger Date, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any other provision of law which might permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy percent (70%) of the Voting Stock, voting together as a single class, shall be required to amend, alter, change or repeal Articles FOURTH, FIFTH, paragraphs D. and F., SIXTH, SEVENTH, EIGHTH, NINTH and TENTH.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed on behalf of the Corporation by its President and attested by its Secretary as of June 14, 2000, and each of them does hereby affirm and acknowledge that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true.

                                       STILWELL FINANCIAL, INC.



                                       /s/ Landon H. Rowland
                                       ---------------------------------
                                       By:  Landon H. Rowland
                                       Its: President

ATTEST:

/s/ Danny R. Carpenter
------------------------
By:  Danny R. Carpenter
Its: Secretary